EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

        Each of the below-listed subsidiaries is 100 percent directly or indirectly owned by CompuDyne Corporation.



                                                                                                   Percentage
                                                                                                   of voting
                                                                                                   securities
                                                  Incorporated                                      owned by
                                                    under the                                      immediate
                      Name                           laws of                  Parent                 parent

CompuDyne Corp. of Maryland *                     Maryland         CompuDyne Corporation              100%
CompuDyne-Integrated Electronics Division, LLC *  Delaware         CompuDyne Corporation              100%
CorrLogic, LLC *                                  Delaware         Tiburon, Inc.                      100%
Norment Security Group, Inc. *                    Delaware         CompuDyne Corporation              100%
Norshield Corporation *                           Alabama          CompuDyne Corporation              100%
Fiber SenSys, LLC *                               Delaware         CompuDyne Corporation              100%
Tiburon, Inc. *                                   Virginia         CompuDyne Corporation              100%
Xanalys Corporation *                             Delaware         Tiburon, Inc.                      100%
Xanalys Limited *                                 United Kingdom   Xanalys Corporation                100%
Xanalys Pty. Ltd. *                               Australia        Xanalys Corporation                100%
Xanalys Corp. *                                   Canada           Xanalys Corporation                100%
Signami DCS, LLC*                                 Delaware         CompuDyne - Integrated
                                                                      Electronics Division, LLC       100%

Note:     * All subsidiaries of the Registrant as of December 31, 2006, are included in the consolidated financial statements of the Registrant.






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